SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 5, 2016

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14001 Walden Rd., Suite 600

Montgomery, Texas  77356

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

www.AngioSoma.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 3, 2016, AngioSoma, Inc. (‘The Company’, ‘We’, ‘Our’) entered into a joint venture agreement with La Jolla Capital Partners LLC, a Texas limited liability corporation (‘La Jolla’), to fund and manage the effort to obtain required U.S. Food and Drug Administration (’FDA’) approval for Our flagship product Liprostin™, and thereafter to market and sell an exclusive license for Liprostin™ (The ’Joint Venture’).  The Company and La Jolla expect the lifetime of the Joint Venture to extend for three (3) or more years, throughout the funding, management, and marketing.  The Company and La Jolla have initially budgeted four million dollars ($4,000,000) for the Joint Venture, and La Jolla has immediately initiated efforts to secure the funding for the Joint Venture.

The conditions included within the agreement defining the Joint Venture specifies the following:

•	AngioSoma, Inc. will exclusively reserve the seminal patent US Patent 5718917 and new patent applications 62/182,605, 62/182610, and 62/182,613 for the usage of the Joint Venture;

•	La Jolla will provide monthly updates to AngioSoma, Inc. on the Joint Venture’s operations;

•	La Jolla has no authority to enter into any agreements, contracts or deals without written consent from both AngioSoma, Inc. and La Jolla; and

•	The Joint Venture will have an escrow agent escrowing all monies associated with the Joint Venture, which will be disbursed according to a budget within the Joint Venture agreement.

La Jolla will solely fund the initial six (6) month period of the Joint Venture, as La Jolla is seeking to secure the funding associated with the Joint Venture budget as set forth in the Joint Venture agreement, but La Jolla will be reimbursed up to four hundred thousand dollars ($400,000) of the funding for expenses expended during this initial six (6) month period.

If La Jolla has not secured the budgeted amount of four million dollars ($4,000,000) prior to the end of the six-month period specified above, AngioSoma, Inc. may discontinue the Joint Venture, with no further payments to La Jolla except if The Company is able to conclude a transaction with one of the funding sources disclosed to The Company in the Joint Venture’s monthly update.

If the Joint Venture is successful in funding and management of the FDA drug approval for Our flagship product Liprostin™, then La Jolla will endeavor to sell a worldwide license to market Liprostin™.  If La Jolla is successful in securing the sale of this license, The Company will receive the remainder of the amounts and La Jolla will receive:

•	Twenty-five percent (25%) of any surplus left over from the budgeted amount for securing the FDA drug approval;

•	Twenty-five percent (25%) of the resulting royalty payments, fees, or other such monies collected; and

•	Warrants to purchase two million (2,000,000) common stock shares of AngioSoma, Inc. at an exercise price of $0.25 per share, cashless exercise with a five (5) year term.

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective September 30, 2016, First Titan Energy LLC, a Nevada limited liability company and subsidiary of AngioSoma, Inc. disposed of all its assets, consisting principally of oil and gas assets in order to focus on the clinical stage biopharmaceutical sector.  First Titan Energy LLC explored several alternatives for disposition of the assets and accepted the offer of Crane Creek, Inc., a Texas corporation, who determined the price of $2,572 based on valuation of an independent petroleum engineer engaged by Crane Creek, Inc. for that purpose.

First Titan Energy LLC currently doesn’t hold any assets.  AngioSoma, Inc. may rename the subsidiary and appoint new management for purposes associated with clinical stage biopharmaceutical pursuits.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1    Press Release

Exhibit 99.2    Joint Venture Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: October 5, 2016	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO